UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 23, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangement of Certain Officers
New Employment Agreements
     On December 23, 2008, Medicis Pharmaceutical Corporation (the “Company”), entered into amended and restated employment agreements with Mark A. Prygocki, the Company’s Executive Vice President and Chief Operating Officer, Mitchell S. Wortzman, the Company’s Executive Vice President and Chief Scientific Officer and Jason D. Hanson, the Company’s Executive Vice President, General Counsel and Corporate Secretary. The employment agreements have been amended and restated in order to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to consolidate the employment agreement and the Company’s change of control agreements (the “Executive Retention Plan”) and to make certain other changes. The Company also entered into new employment agreements with Richard D. Peterson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Vincent Ippolito, the Company’s Executive Vice President, Sales and Marketing and Joseph P. Cooper, the Company’s Executive Vice President, Corporate and Product Development. Each of the foregoing executive officers is refereed to herein as an “Executive.” Each of the foregoing agreements is referred to herein as an “Employment Agreement.” The terms and conditions of each of the Employment Agreements are substantially similar and summarized herein.
     Under the terms of each Executive’s respective Employment Agreement, each Executive will receive annual base compensation and be eligible to receive annual cash bonuses based on a target bonus of not less than 75% of the Executive’s base compensation. Cash bonuses will be awarded based on certain individual performance goals and the Company’s achievement of certain operating, financial or other corporate goals established by the Company’s Board of Directors or its Compensation Committee. Each Executive is also entitled to participate in the Company’s employee plans and benefits on the same basis as other executive-level employees of the Company. The base compensation amounts set forth in the below table reflect the current compensation amounts payable to the Executives. The annual base compensation, target bonus objectives and target bonus amounts of Messrs. Prygocki and Hanson and Dr. Wortzman were not modified in connection with the execution of the Employment Agreements.

		Base
Executive	Title	Compensation
Joseph P. Cooper	Executive Vice President, Corporate and Product Development	$457,000
Jason D. Hanson	Executive Vice President, General Counsel and Corporate Secretary	$468,000
Vincent P. Ippolito	Executive Vice President, Sales and Marketing	$420,000
Richard D. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	$420,000
Mark A. Prygocki	Executive Vice President and Chief Operating Officer	$535,000
Mitchell Wortzman, Ph.D.	Executive Vice President and Chief Scientific Officer	$450,000
     Severance Benefits
     In connection with the execution of the Employment Agreements, each Executive will no longer participate in the Company’s Executive Retention Plan and instead will only be entitled to the severance and other benefits afforded under the respective Employment Agreement. The following sets forth certain payments and benefits that will be paid or provided to an Executive in connection such Executive’s termination or a Change in Control (as defined in the Employment Agreements) of the Company pursuant to his Employment Agreement.
     Each Employment Agreement provides, in part, for the payment of certain severance benefits (other than in connection with a Change in Control) as follows:
•	in the event of a termination of the Executive’s employment by the Company due to death or disability, the Company will pay in a single lump sum to the Executive in an amount equal to one year’s base compensation and one times the highest annual bonus received by such Executive in the three years preceding the effective date of termination; and

•	in the event of termination of the Executive’s employment without “Cause” or by Executive for “Good Reason” (as such terms are defined in the Employment Agreements) (a “Without Cause/Good Reason Termination”), the Company will pay a single lump sum to the Executive equal to the sum of (i) two times the highest rate of such Executive’s annual base compensation in effect during the three years preceding the effective date of termination, (ii) two times the highest annual bonus received by such Executive in the three years preceding the effective date of termination and (iii) a prorated bonus for the year in which the termination occurs based on the highest bonus paid to such Executive during the preceding three years and the number of days the Executive was employed during the year in which the termination occurred.
In addition, in the event of a Without Cause/Good Reason Termination, or termination due to death or disability:
•	all unvested stock options, restricted stock and other equity-based awards held by the Executive will immediately vest as of the date of such termination;

•	the Executive will receive, in a lump sum payment, an amount equal to twenty-four months of applicable COBRA premiums for the Executive and the Executive’s covered dependants;

•	the Executive will receive a lump sum cash payment, in lieu of two years of life and disability coverage under the Company’s policies equal to four hundred percent of the total premiums that would be paid by the Company and the Executive pursuant to the Company’s policies; and

•	the Executive will receive a lump sum cash payment equal the value of the retirement pension to which Executive would have been entitled under the Company’s pension plan, excess benefit plan and supplemental retirement plan, if any, if Executive’s employment had continued for an additional period of twenty-four months, reduced by the present value (determined as of Executive’s normal retirement date) of Executive’s actual benefits under the Company’s pension plan, excess benefit plan and supplemental retirement plan.
     In the event the Executive is terminated for Cause (as defined in the Employment Agreement) due to the Executive’s failure to substantially perform his duties or exercise diligence, then the Company may pay the Executive in exchange for a non-competition agreement a severance amount equal to 1/12 of Executive’s annual base compensation, provided the Executive is not in breach of any provision of his Employment Agreement. The Company also may elect to pay an additional amount based on 1/12 of the Executive’s highest annual base compensation in the preceding three years plus 1/12 the Executive’s highest annual bonus during the preceding three years, multiplied by a multiplier to be determined by the Company, which may not exceed twenty-one.
     In addition to the severance payments and benefits to which the Executive may become entitled pursuant to a Without Cause/Good Reason Termination or a termination due to the Executive’s death or disability, if the Executive’s employment is terminated due to death or disability in connection with a Change in Control (as defined in the Employment Agreements), the Executive shall also be entitled to the following additional payments and benefits:
•	a lump sum payment equal to two times the sum of (i) the highest rate of the Executive’s annual base compensation in effect during the three years preceding the effective date of the termination plus (ii) the highest annual bonus received by the Executive in the three year period preceding the effective date of the termination, minus an amount equal to the amount otherwise payable under the Employment Agreement in the event of the Executive’s termination due to death or disability;

•	reimbursement for all legal fees and expenses incurred by the Executive as a result of his termination of employment, unless the Executive’s claim is determined by a court to be frivolous or without merit; and

•	the forfeiture provisions of any stock option agreements with the Executive regarding the Company’s right to profits from the exercise of options within three years of the Executive’s termination shall be null and void.

     In the event of a Change in Control, all unvested stock options, restricted stock and other equity-based awards granted to the Executive by the Company will immediately vest and become exercisable immediately prior to the consummation of the Change in Control.
     Additional Payments
     In the event that any payment or benefit received by an executive in connection with a Change in Control or termination of the Executive’s employment will be subject to the excise tax imposed by Section 4999 of the Code, the Company will pay to the Executive an additional amount such that the net amount retained by the Executive, after deduction of applicable taxes, will equal the total payments that the Executive would have received absent such excise tax.
     The foregoing description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements for each of the Executives, attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, which are incorporated herein by reference.
Amended Employment Agreement
     On December 23, the Company entered into an agreement with Jonah Shacknai, the Company’s Chief Executive Officer, amending certain terms of Mr. Shacknai’s employment agreement in order to satisfy the requirements of Section 409A of the Code, as amended.
     The foregoing description is qualified in its entirety by reference to the amendment attached as Exhibit 10.7, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Employment Agreement, dated December 23, 2008, by and between the Company and Joseph P. Cooper.

10.2	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Jason D. Hanson.

10.3	Employment Agreement, dated December 23, 2008, by and between the Company and Vincent P. Ippolito.

10.4	Employment Agreement, dated December 23, 2008, by and between the Company and Richard D. ` Peterson.

10.5	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Mark A. Prygocki.

10.6	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Mitchell S. Wortzman, Ph.D.

10.7	Fourth Amendment to Employment Agreement, dated December 23, by and between the Company and Jonah Shacknai.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION
Date: December 30, 2008	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary

Index to Exhibits
Exhibit
10.1	Employment Agreement, dated December 23, 2008, by and between the Company and Joseph P. Cooper.

10.2	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Jason D. Hanson.

10.3	Employment Agreement, dated December 23, 2008, by and between the Company and Vincent P. Ippolito.

10.4	Employment Agreement, dated December 23, 2008, by and between the Company and Richard D. Peterson.

10.5	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Mark A. Prygocki.

10.6	Amended and Restated Employment Agreement, dated December 23, 2008, by and between the Company and Mitchell S. Wortzman, Ph.D.

10.7	Fourth Amendment to Employment Agreement, dated December 23, by and between the Company and Jonah Shacknai.